EXHIBIT 10.1

AMENDMENT NO. 1
to the
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) is dated as of May 6, 2008 and amends the Amended and Restated Employment Agreement (the “Agreement”) dated as of October 23, 2007 between Willow Financial Bancorp, Inc., a Pennsylvania corporation (the “Corporation”), Willow Financial Bank, a federally chartered savings bank and wholly owned subsidiary of the Corporation (the “Bank”), and Joseph T. Crowley (the “Executive”).  The Corporation and the Bank are referred to herein together as the “Employers.”

WHEREAS, the Agreement provides that the Executive shall serve as the Chief Financial Officer of the Employers;

WHEREAS, the Employers desire to retain the Executive as a Senior Vice President and to appoint a new Chief Financial Officer;

WHEREAS, the Executive is willing to remain employed on the terms set forth herein; and

WHEREAS, in accordance with the terms of Section 12 of the Agreement, the parties wish to amend the Agreement in order to, among other things, reflect certain changes in the Executive’s title and the duties to be performed by the Executive.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Employers and the Executive hereby agree to amend the Agreement as follows:

1.           Change in Title.  All references to “Chief Financial Officer” in the Agreement are hereby changed to “Senior Vice President”, including but not limited to the references in the second Whereas clause and in Section 2(a).

2.           Amendment to Section 2(b) of the Agreement.  Section 2(b) of the Agreement is hereby amended and restated to read in its entirety as follows:

     “(b)      During the term of this Agreement, the Executive shall perform such services for the Employers  as  may  be consistent with his titles and from time to time assigned to him by either the President and Chief Executive  Officer  or  by  the Chief Financial Officer of the Employers.  During the term of this Agreement, the Executive shall devote his  best  efforts  and his full time effort to the affairs and business of the Employers.”

3.           Waiver of Good Reason.  The Executive agrees that he will not use the above change in title, or the corresponding change in authority, duties and responsibilities, as a basis to terminate his employment for “Good Reason”, as defined in Section 1(h) of the Agreement, including but not limited to clauses (B) and (C) of Section 1(h)(i) of the Agreement.

4.           All other sections and provisions in the Agreement shall continue in full force and effect and are incorporated by reference into this Amendment No. 1.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

This Amendment No. 1 to the Agreement shall be deemed effective as of the date set forth below.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to the Agreement as of this 6th day of May 2008.

ATTEST:		WILLOW FINANCIAL BANCORP, INC.

/s/Neil Kalani		By:	/s/Donna M. Coughey
Name:	Neil Kalani		Donna M. Coughey
Title:	Chief Accounting Officer		President and Chief Executive Officer

WILLOW FINANCIAL BANK

/s/Neil Kalani		By:	/s/Donna M. Coughey
Name:	Neil Kalani		Donna M. Coughey
Title:	Chief Accounting Officer		President and Chief Executive Officer

EXECUTIVE

/s/Neil Kalani		By:	/s/Joseph T. Crowley
Name:	Neil Kalani		Joseph T. Crowley
Title:	Chief Accounting Officer